EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement of CPAC, Inc. on Form S-3 of our report dated May 30, 1996, on our audits of the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries as of March 31, 1996, and 1995, and for each of the three years in the period ended March 31, 1996, which report is included in the Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption `Experts''.


                                                /s/ Coopers & Lybrand L.L.P
                                                ______________________________
                                                COOPERS & LYBRAND L.L.P


Rochester, New York
June 27, 1996